Exhibit 99.1

UNAUDITED PRO FORMA FINANCIAL INFORMATION

On December 30, 2022, Wireless Telecom Group, Inc. (the “Company”) completed the previously announced sale of its wholly owned subsidiary, Wireless Telecommunications Group, LTD, a company organized under the laws of England and Wales to E-Space Acquisitions LLC for $14.5 million comprised of $13.75 million in cash consideration and a $750,000 note payable, subject to agreed-upon reductions of approximately $650,000.

Wireless Telecommunications Group, LTD wholly owns CommAgility LTD, a company organized under the laws of England and Wales. Wireless Telecommunications Group, LTD and CommAgility LTD collectively made up the Company’s Radio, Baseband and Software segment (“RBS”).

As previously disclosed on March 1, 2022, the Company completed the sale of its formerly wholly owned subsidiary, Microlab/FXR, LLC (“Microlab”) to RF Industries, LTD for approximately $22.8 million in proceeds net of indemnification and purchase price adjustment holdbacks and direct expenses.

The following unaudited pro forma consolidated financial statements of the Company have been derived from the Company’s historical consolidated financial statements. The unaudited pro forma consolidated statement of operations for the nine months ended September 30, 2022 give effect to the Company’s sale of RBS as if it had occurred on January 1, 2022. The unaudited pro forma consolidated balance sheet as of September 30, 2022 gives effect to the sale of RBS as if it had occurred on that date. The unaudited pro forma consolidated statement of operations for the twelve months ended December 31, 2021 give effect to the Company’s sale of RBS and Microlab as if both divestitures had occurred on January 1, 2021.

The unaudited pro forma consolidated financial statements of the Company and its subsidiaries have been prepared using assumptions and estimates that the Company’s management believes are reasonable under the circumstances and are intended for informational purposes only. They are not necessarily indicative of the financial results that would have occurred if the transactions described herein had taken place on the dates indicated, nor are they indicative of the future consolidated results of the Company. However, management believes that the estimates and assumptions used provide a reasonable basis for presenting the significant effects of the sale of Microlab and RBS. Management also believes the pro forma adjustments give appropriate effect to the estimates and assumptions and are applied in conformity with accounting principles generally accepted in the United States of America.

The unaudited pro forma financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Company for the nine months ended September 30, 2022 (unaudited) and for the year ended December 31, 2021 (audited), including the related notes, filed with the Securities and Exchange Commission on Form 10-Q on November 14, 2022 and on Form 10-K on March 17, 2022, respectively.

Wireless Telecom Group, Inc.

Unaudited Pro Forma Balance Sheet

As of September 30, 2022

(in thousands, except share amounts)

	As of September 30, 2022
	WTG As Reported	Pro Froma Adjustments		WTG As Adjusted
CURRENT ASSETS
Cash & cash equivalents	$10,726	$12,500	(a)	$23,226
Accounts receivable - net of reserves of $183	4,329	(1,243)	(b)	3,086
Inventories - net of reserves of $686	5,685	(612)	(b)	5,073
Prepaid expenses and other current assets	2,196	(860)	(b)	1,336

TOTAL CURRENT ASSETS	22,936	9,785		32,721

PROPERTY PLANT AND EQUIPMENT - NET	1,162	(651)	(b)	511

OTHER ASSETS
Goodwill	9,405	(3,405)	(b)	6,000
Acquired intangible assets, net	3,070	(339)	(b)	2,731
Deferred income taxes, net	2,412	-		2,412
Right of use assets	724	-		724
Other assets	253	-		253

TOTAL OTHER ASSETS	15,864	(3,744)		12,120

TOTAL ASSETS	$39,962	$5,390		$45,352

CURRENT LIABILITIES
Short term debt	$-	$-		$-
Accounts payable	1,527	(823)	(b)	704
Short term leases	369	-		369
Accrued expenses and other current liabilities	4,307	(809)	(b)	3,498
Deferred revenue	92	(72)	(b)	20

TOTAL CURRENT LIABILITIES	6,295	(1,704)		4,591

LONG TERM LIABILITIES
Long term debt	-	-		-
Long term leases	397	-		397
Other long term liabilities	30	-		30
Deferred tax liability	189	(189)	(b)	0
TOTAL LONG TERM LIABILITIES	616	(189)		427

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Preferred Stock, $.01 par value, 2,000,000 shares authorized, none issued	-	-		-
Common Stock, $.01 par value, 75,000,000 shares authorized 35,550,342 shares issued, 22,310,889 shares outstanding	366	-		366
Additional paid in capital	52,635	-		52,635
Retained earnings/(deficit)	7,210	7,293	(a)	14,503
Treasury stock at cost, 13,239,453 shares	(27,170)	-		(27,170)
Accumulated other comprehensive income	10	(10)	(b)	-
TOTAL SHAREHOLDERS’ EQUITY	33,051	7,283		40,334

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$39,962	$5,390		$45,352

Wireless Telecom Group, Inc.

Unaudited Pro Forma Consolidated Statements of Operations

(in thousands, except per share amounts)

	Nine months ended September 30, 2022
	WTG As Reported	Pro Froma Adjustments		WTG As Adjusted
Net revenues	$18,994	$(3,366)	(c)	$15,628

Cost of revenues	8,566	(1,749)	(c)	6,817

Gross profit	10,428	(1,617)		8,811

Operating expenses:
Research and development	3,352	(1,980)	(c)	1,372
Sales and marketing	3,620	(680)	(c)	2,940
General and administrative	9,169	(1,580)	(c)	7,589
Total operating expenses	16,141	(4,240)		11,901

Operating income/(loss)	(5,713)	2,623		(3,090)

Gain/(loss) on extinguishment of debt	(792)	-		(792)
Other income/(expense)	87	216	(c)	303
Interest expense	(159)	-		(159)

Gain/(Loss) before taxes	(6,577)	2,839		(3,738)

Tax provision/(benefit)	(1,540)	599	(c)	(941)

Net income/(loss) from continuing operations	$(5,037)	$2,240		$(2,797)

Net income from discontinued operations, net of tax	11,695	-		11,695
Net income/(loss)	$6,658	2,240		$8,898

Other comprehensive income/(loss):
Foreign currency translation adjustments	(761)	761	(c)	-
Comprehensive Income/(Loss)	$5,897	$3,001		$8,898

Income/(loss) per share from continuing operations:
Basic	$(0.23)			$(0.13)
Diluted	$(0.23)			$(0.13)

Income/(loss) per share from discontinued operations:
Basic	$0.53			$0.53
Diluted	$0.53			$0.53

Income/(loss) per share:
Basic	$0.30			$0.41
Diluted	$0.30			$0.41

Weighted average shares outstanding:
Basic	21,886			21,886
Diluted	21,886			21,886

Wireless Telecom Group, Inc.

Unaudited Pro Forma Consolidated Statements of Operations

(in thousands, except per share amounts)

	Year ended December 31, 2021
	WTG As Reported	Pro Froma Adjustments		WTG As Adjusted
Net revenues	$49,245	$(26,569)	(d)	$22,676

Cost of revenues	24,158	(14,446)	(d)	9,712

Gross profit	25,087	(12,123)		12,964

Operating expenses:
Research and development	5,550	(3,832)	(d)	1,718
Sales and marketing	7,169	(3,166)	(d)	4,003
General and administrative	11,869	(2,793)	(d)	9,076
Goodwill impairment	258	(258)		-
Loss on change in fair value of contingent consideration	386	-		386
Total operating expenses	25,232	(10,049)		15,183

Operating income/(loss)	(145)	(2,074)		(2,219)

Gain/(loss) on extinguishment of debt	2,045	-		2,045
Other income/(expense)	70	438	(e)	508
Interest expense	(1,143)	1,133	(f)	(10)

Income/(Loss) before taxes	827	(503)		324

Tax provision/(benefit)	(673)	696	(g)	23

Net income/(loss)	$1,500	$(1,199)		$301

Other comprehensive income/(loss):
Foreign currency translation adjustments	(70)	70		-
Comprehensive Income/(Loss)	$1,430	$(1,129)		$301

Loss per share:
Basic	$0.07			$0.01
Diluted	$0.06			$0.01

Weighted average shares outstanding:
Basic	22,050			22,050
Diluted	24,297			24,297

Notes to the Unaudited Pro Forma Financial Information

Note 1 – Basis of Presentation

The historical unaudited consolidated balance sheet as of September 30, 2022 reflects the reported assets, liabilities and shareholders’ equity of the Company with pro forma adjustments associated with the sale of RBS.

The unaudited pro forma consolidated balance sheet as of September 30, 2022 has been prepared in accordance with the Securities and Exchange Commission’s pro forma rules under S-X Article 11 assuming the sale of RBS occurred as of that date. The unaudited pro forma consolidated statement of operations for the nine months ended September 30, 2022 have been prepared assuming the sale of RBS occurred on January 1, 2022. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2021 have been prepared assuming that the sale of Microlab and RBS occurred on January 1, 2021. All material adjustments required to reflect the sales of Microlab and RBS are set forth in the columns labeled “Pro Forma Adjustments”. The data contained in the columns labeled “WTG As Reported” is derived from WTG’s historical unaudited consolidated balance sheet as of September 30, 2022 and WTG’s historical unaudited consolidated statement of operations for the nine months ended September 30, 2022 and audited consolidated statement of operations for the year ended December 31, 2021.

Note 2 – Pro Forma Adjustments

The following adjustments were made in the preparation of the unaudited pro forma consolidated balance sheet:

(a)	To record as of September 30, 2022 (i) the expected net proceeds from the sale of RBS and (ii) the expected gain on the sale of RBS pursuant to the terms of the Purchase Agreement:

Amount (in thousands)
Gross consideration from the sale of RBS	$14,500
Estimated Closing and transaction costs	(1,250)
Estimated offsets	(650)
Purchase price note receivable	(100)
Expected Net Proceeds from sale of RBS	$12,500

Amount (in thousands)
Gross consideration from the sale RBS	$14,500
Estimated offsets to purchase price	(650)
Estimated transaction costs	(1,250)
Book value of RBS assets	(5,307)
Estimated gain on sale of RBS	$7,293

Note – The expected net gain on the sale of RBS has not been reflected in the pro form consolidated statements of operations.

(b)	To eliminate the net assets of the RBS segment consisting of trade accounts receivable, inventory, prepaid and other current assets, goodwill and acquired intangible assets, net fixed assets, accounts payable, accrued expenses, deferred revenue, deferred tax liability and accumulated other comprehensive income. Prepaid and other current assets includes the recognition of the $100,000 note receivable that is part of the purchase consideration.

(c)	To eliminate the operating activity related to RBS which includes net revenues, costs of revenues, research and development, sales and marketing and general and administrative expenses, other expenses comprised primarily of foreign exchange losses and tax benefit. Other comprehensive income adjustment related to foreign currency translation adjustments is also eliminated.

(d)	To eliminate the operating activity related to Microlab and RBS (in thousands):

	Microlab	RBS	Total
Net Revenues	$17,756	$8,813	$26,569
Costs of Revenues	10,259	4,187	14,446
Operating expenses:
Research and development	900	2,932	3,832
Sales and marketing	2,374	792	3,166
General and administrative	42	2,752	2,793
Goodwill impairment		258	258

(e)	To record sublease income related to Microlab’s sublease of 25 Eastman’s Road Parsippany N.J.

(f)	To eliminate interest expense related to our term debt and debt discount amortization.

(g)	To revise the tax benefit for elimination of Microlab and RBS taxable income.